Exhibit 10.1


          AMENDMENT TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

            AMENDMENT TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT, dated as of January 1, 2004 ("Amendment"), between American Home Mortgage Corp., a New York corporation ("Seller"), having its principal office at 520 Broadhollow Road, Melville, New York 11747, and CDC Mortgage Capital Inc., a New York corporation ("Buyer"), having its principal office at 9 West 57th Street, New York, New York 10019, under the Amended and Restated Master Repurchase Agreement, dated as of May 14, 2003, as amended, supplemented or otherwise modified prior to the date hereof (the "Existing Repurchase Agreement"), between Buyer and Seller.

                              W I T N E S S E T H:

            WHEREAS, pursuant to the Existing Repurchase Agreement, between the Seller and the Buyer, the Buyer has agreed to purchase Mortgage Loans from time to time from the Seller, subject to the Seller's obligations to repurchase such Mortgage Loans upon the terms and conditions set forth therein; and

            WHEREAS, the Seller has requested and the Buyer has agreed to amend the Existing Repurchase Agreement to modify certain covenants, events of default and representations and warranties relating to the Mortgage Loans;

            NOW THEREFORE, in consideration of the premises and to induce the Buyer to make loans under the Existing Repurchase Agreement to the Seller, the Seller hereby agrees with the Buyer as follows:

            Section 1. Defined Terms. Unless otherwise defined herein, terms that are defined in the Existing Repurchase Agreement and used herein are so used as so defined.

            Section 2. Amendments.

            (a) The definition of "Existing Financing Facilities" as set forth in Section 2 of the Existing Repurchase Agreement is hereby deleted and replaced in its entirety with the following:

""Existing Financing Facility" shall mean the Morgan Facility, the UBS Warburg Facility, the RFC Facility, the Freddie Facility and the Greenwich Capital Facility."

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            (b) Section 2 of the Existing Repurchase Agreement is hereby amended to include the following definition:

""Greenwich Capital Facility" means the Whole Loan Purchase and Sale Agreement, dated as of January 1, 2004, by and between American Home Mortgage Corp. and Greenwich Capital Financial Products, Inc."

            (c) Section 11(a) of the Existing Repurchase Agreement is hereby deleted and replaced in its entirely with the following:

"(a) Financial Statements. Seller shall deliver to Buyer:

      (1) as soon as available and in any event within forty-five (45) calendar days after the end of each calendar month, the unaudited consolidated balance sheets of American Home Mortgage Investment Corp. ("AHMIC") and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for AHMIC and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of AHMIC, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of AHMIC and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);

      (2) as soon as available and in any event within ninety (90) days after the end of each fiscal year of AHMIC, the consolidated balance sheets of AHMIC and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for AHMIC and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of AHMIC and its respective consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default or Event of Default;

      (3) from time to time such other information regarding the financial condition, operations, or business of Seller as Buyer may reasonably request; and

      (4) as soon as reasonably possible, and in any event within thirty (30) days after a Responsible Officer of Seller knows, or with respect to any Plan or Multiemployer Plan to which AHMIC or any of its Subsidiaries makes direct contributions, has reason to believe, that any of the events or conditions specified


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            below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of AHMIC setting forth details respecting such event or condition and the action, if any, that AHMIC or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by AHMIC or an ERISA Affiliate with respect to such event or condition):

                  (A) any reportable event, as defined in Section 4043(c) of
            ERISA or any successor provision thereof and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA or any successor provision thereof, including without limitation the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA or any successor provision thereof, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code or any successor provision thereof); and any request for a waiver under Section 412(d) of the Code or any successor provision thereof for any Plan;

                  (B) the distribution under Section 4041(c) of ERISA or any successor provision thereof of a notice of intent to terminate any Plan or any action taken by Seller or an ERISA Affiliate to terminate any Plan;

                  (C) the institution by PBGC of proceedings under Section 4042 of ERISA or any successor provision thereof for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Seller or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                  (D) the complete or partial withdrawal from a Multiemployer
            Plan by AHMIC or any ERISA Affiliate that results in liability under
            Section 4201 or 4204 of ERISA or any successor provision thereof (including the obligation to satisfy secondary liability as a result of a purchaser default) that would have a Material Adverse Effect or the receipt by AHMIC or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or any successor provision thereof or that it intends to terminate or has terminated under
            Section 4041A of ERISA or any successor provision thereof;

                  (E) the institution of a proceeding by a fiduciary of any
            Multiemployer Plan against AHMIC or any ERISA Affiliate to enforce
            Section 515 of ERISA or any successor provision thereof, which proceeding is not dismissed within thirty (30) days; and

                  (F) the adoption of an amendment to any Plan that would result in the loss of tax-exempt status of the trust of which such Plan is a part if AHMIC or an


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            ERISA Affiliate fails to provide timely security to such Plan in accordance with the provisions of Section 401(a)(29) of the Code or
            Section 307 of ERISA or any successor provision thereof.

The Seller will furnish to Buyer, at the time Seller furnishes each set of financial statements pursuant to paragraphs (a)(1) and (a)(2) above, a certificate of a Responsible Officer of the Seller to the effect that, to the best of such Responsible Officer's knowledge, the Seller during such fiscal period or year has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Repurchase Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate (and, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action the Seller has taken or proposes to take with respect thereto)."

            (d) Section 11(m) of the Existing Repurchase Agreement is hereby deleted and replaced in its entirety with the following:

"(m) Maintenance of Profitability. Seller shall not permit, for any period of three (3) consecutive calendar months (each such period, a "Test Period"), Net Income of AHMIC and its consolidated Subsidiaries for such Test Period determined on a monthly basis, before income taxes for such Test Period and distributions made during such Test Period, to be less than $1.00."

            (e) Section 11(n) of the Existing Repurchase Agreement is hereby deleted and replaced in its entirety with the following:

"(m) Maintenance of Tangible Net Worth; Liquidity. Seller shall not permit Tangible Net Worth of AHMIC and its consolidated Subsidiaries at any time to be (i) as of January 31, 2004 and February 28, 2004, less than $285,000,000 and (ii) as of March 31, 2004 and thereafter, less than $300,000,000. In addition, Seller shall maintain at least $10 million of Cash at all times."

            (f) Section 11(o) of the Existing Repurchase Agreement is hereby deleted and replaced in its entirety with the following:

"(m) Maintenance of Ratio of Total Indebtedness to Tangible Net Worth. Seller shall not permit the ratio of Total Indebtedness to Tangible Net Worth of AHMIC and its consolidated Subsidiaries at any time to be greater than 13:1."

            (g) Section 11(t) of the Existing Repurchase Agreement is hereby deleted and replaced in its entirety with the following:

"(m) Compliance Report. Seller shall provide Buyer no later than the forty-fifth (45th) day after the end of a calendar month, a compliance report, in the form of Exhibit IX attached hereto, demonstrating therein the calculations Seller utilized to determine its compliance with the financial covenants set forth in clauses (m), (n) and (o) of this Section 11 as of the end of the immediately preceding month. Such compliance report shall be delivered


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      by Seller to Buyer in accordance with Section 17 and shall also be delivered by Seller to Buyer at 9 West 57th Street, New York, NY 10019
      Attn: Michael Friedman, Telecopier No.: (212) 891-6143, Telephone No.:
      (212) 891-6261."

            (h) The Existing Repurchase Agreement is hereby amended to add the following clause (p) to Section 12:

"(m) AHMIC engages in a "prohibited transaction" as defined in Sectin 857(b)(6)(B)(iii) and (C) of the Code or fails at any time to maintain its status as a real estate investment trust."

            (i) Paragraph (26) of Schedule 1 to the Existing Repurchase Agreement is hereby deleted and replaced in its entirety with the following:

            "(26) Acceptable Investment. The Mortgagor is not in bankruptcy or insolvent and Seller has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan. No Mortgaged Property is located in a state, city, county or other local jurisdiction which the Buyer has determined in its sole good faith discretion would cause the related Mortgage Loan to be ineligible for whole loan sale or securitization in a transaction consistent with the prevailing sale and securitization industry (including, without limitation, the practice of the rating agencies) with respect to substantially similar mortgage loans;"

            (j) Paragraph (35) of Schedule 1 to the Existing Repurchase Agreement is hereby deleted and replaced in its entirety with the following:

            "(35) Servicemembers Civil Relief Act. The Mortgagor has not notified Seller, and Seller has no knowledge of, any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act or any similar state statute;"

            (k) Paragraph (41) of Schedule 1 to the Existing Repurchase Agreement is hereby deleted and replaced in its entirety with the following:

            "(41) Predatory Lending Regulations; High Cost Loans. No Mortgage Loan is a High Cost Loan. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. The Mortgaged Property is not located in a jurisdiction where a breach of this representation with respect to the related Mortgage Loan may result in additional assignee liability to Buyer, as determined by Buyer in its reasonable discretion;"

            (l) Paragraph (51) of Schedule 1 to the Existing Repurchase Agreement is hereby deleted and replaced in its entirety with the following:

            "(51) Georgia Fair Lending Act. There is no Mortgage Loan that was originated on or after October 1, 2002 and before March 7, 2003 which is secured by property located in the State of Georgia. There is no Mortgage Loan that was originated on or


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      after March 7, 2003 that is a "high cost home loan" as defined under the
      Georgia Fair Lending Act;"

            (m) Paragraph (57) of Schedule 1 to the Existing Repurchase Agreement is hereby deleted and replaced in its entirety with the following:

            "(57) Fair Credit Reporting Act. The Seller has (or has caused the Servicer to), in its capacity as servicer, for each Mortgage Loan, fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;"

            (n) The definition of "High Cost Loan" as set forth in Schedule 1 is hereby deleted and replaced in its entirety with the following:

            ""High Cost Loan" shall mean a Mortgage Loan classified as (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994 or (b) a "high cost home," "threshold," "covered," "high risk home," "predatory" or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees)."

            (o) A new Exhibit IX to the Existing Repurchase Agreement, attached as Exhibit A hereto, is hereby added to the Existing Repurchase Agreement.

            Section 3. Representations and Warranties. Seller hereby represents and warrants that the representations and warranties of the Seller contained in
Section 10 of the Existing Repurchase Agreement, as supplemented by this Amendment, are true and correct with respect to Seller and AHMIC and as of the date of this Amendment.

            Section 4. Effectiveness. The closing for the Amendment of the Existing Repurchase Agreement shall be subject to the condition precedent that the Seller and the Buyer shall have executed and delivered the related closing documents as specified below, duly executed by all signatories as required pursuant to the respective terms thereof:

1.    this Amendment;

2. the Guarantee, dated as of January 1, 2004, made by AHMIC, as guarantor, on behalf of Seller, in favor of the Buyer;

3. Opinion of Counsel to Seller and AHMIC, substantially in the form attached hereto as Exhibit B;

4. Secretary's Certificates of Seller and AHMIC, including good standing certificates and certified copies of the charter and by-laws (or equivalent documents) of Seller and AHMIC and of all corporate or other authority for Seller and AHMIC with respect to the execution, delivery and performance of this Amendment or the Guarantee, as applicable,


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      and each other document to be delivered by Seller and AHMIC in connection herewith; and

5.    such other documents as Buyer may request.

            Section 5. Further Assurances. The Seller hereby covenants and agrees with the Buyer that, from and after the date hereof, at any time and from time to time, upon the written request of the Buyer, and at the sole expense of the Seller, the Seller will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Buyer may reasonably request in order to effect the transactions contemplated hereby and to preserve the full benefits of the Existing Repurchase Agreement and the rights and powers therein granted.

            Section 6. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and, all of which taken together shall constitute one and the same instrument.

            Section 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

            Section 8. Ratification of Agreement. Except as modified by this Amendment, the Existing Repurchase Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect. The execution of this Amendment shall in no manner constitute a waiver or extinguishment of any rights of the Buyer under the Existing Repurchase Agreement and all such rights are hereby reserved.

                            [SIGNATURE PAGE FOLLOWS]


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            IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                       CDC MORTGAGE CAPITAL INC.

                                          By: /s/ Joe Piscina
                                             -----------------------------------
                                          Name:   Joe Piscina
                                          Title:  Managing Director

                                       CDC MORTGAGE CAPITAL INC.

                                          By: /s/ Kathy Lynch
                                             -----------------------------------
                                          Name:   Kathy Lynch
                                          Title:  Director

                                       AMERICAN HOME MORTGAGE CORP.

                                          By: /s/ Stephen A. Hozie
                                             -----------------------------------
                                          Name:  Stephen A. Hozie
                                          Title: